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                                                                    Exhibit 10.2


                       DEVELOPMENT AND MARKETING AGREEMENT

            THIS DEVELOPMENT AND MARKETING AGREEMENT ("Agreement") is made as of this 15th day of December, 1995 (the "Effective Date") by and between March Group PLC, a corporation formed under the laws of the United States Kingdom ("March Group") and March Motors Limited, a corporation formed under the laws of the United Kingdom (the "Company").

            WHEREAS, March Group is engaged in the business of designing, developing, manufacturing and selling high performance chassis for performance motor vehicles including motorcycles;

            WHEREAS, the Company is interested in producing, marketing and selling superbikes for sale to the general public; and

            WHEREAS, March Group and the Company are desirous of working toghether cooperatively to design and develop a superbike for sale by the Company on a worldwide basis.

            NOW, THEREFORE, in consideration of the mutual promises contained in the Agreement, the parties hereto agree as follows:

            1:          Definitions

            As used herein, the following terms shall have the following meanings:

                  a.   "Affiliates"   means   corporations   or  other  business
organizations that, either directly or through one or more intermediaries, control, are controlled by, or are under common control with, a party hereto.

                  b. "Control" means ownership of 50% or more of the voting securities of an entity.

                  c. "Development Program" means March Group's efforts to design and develop the Superbike and produce a prototype of the Superbike as more fully described on Exhibit A attached hereto.

                  d.   "Intellectual   Property"  means   copyrights,   patents,
trademarks and trade secrets, whether or not registered, filed, applied for or the like, and all related rights.

                  e. "Licensed Name" shall mean the name and mark "March" including all common law rights and registrations of March Group in the same.
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                  f.  "Licensed  Products"  shall mean any  motorcycle or piston engine developed, produced or manufactured by or for the Company and all merchandise sold by the Company which utilized the Licensed Name.

                  g. "March Group Technology" means the proprietary technology and related Intellectual Property of March Group, and improvements and
modifications  to  such  technology,   necessary  to  develop  and  produce  the
Superbike.

                  h. "Service Components" as used in this Agreement shall mean those components sold by the Company for use as service parts for Licensed Products previously sold.

                  i. "Specifications" means the specifications for the design, performance and manufacturability of the Superbike, which are to be developed by the March Group hereunder.

                  j. "Superbike" means the certain high performance motorcycle developed by March Group pursuant to the Development Program.

            2.    Development Program

                  March Group agrees to use all commercially reasonable efforts to complete the Development Program within ten (10) months of the Effective Date. The parties agree that the estimated cost of designing the Superbike is approximately Three Hundred Thousand Pounds (300,000) and the estimated cost of production of a working prototype of the Superbike is approximately Two Hundred Thousand Pounds (200,000). The Company hereby agrees to pay March Group the sum of Five Hundred Thousand Pounds (500,000) in consideration of March Group's continuing compliance with the Development Program. Such amount will be payable in ten (10) equal installments of Fifty Thousand Pounds(50,000) each, with the first such installment being due and payable on December 15, 1995, and the remaining installments being due and payable on the first day of each succeeding month, such installment payments shall be contingent upon and subject to March Group's continued compliance with the Development Program. Upon each installment payment made by the Company pursuant to this Section 2, the Company shall obtain and retain all right, title and interest in and to the Specifications, the Superbike and all Intellectual Property therein. Except as otherwise provided for in this Agreement, March Group shall be responsible for all costs and expenses incurred in carrying out the Development Program. March Group agrees to consult with the Company on a regular basis regarding the progress of the Development Program, and will give the Company the opportunity to review and approve the functional specifications prior to commencing the engineering design phase of the Development Program. In connection with the Development Program, March Group agrees to assist in creating an operating manual for the Superbike which the Company will distribute to purchasers and end-users of the Superbike. If March Group fails to develop the

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Superbike  within ten (10) months of the Effective  Date, the Company shall have the right to terminate this Agreement pursuant to Section 12 hereunder.

            3.    Ownership of Technology.

                  a. March Group Technology. March Group owns and possesses all right, title, and interest in the March Group Technology and the Licensed Name. March Group has not licensed any of the March Group Technology or the Licensed Name to any third party. March Group has taken all necessary action to protect the March Group Technology and the Licensed Name. March Group has not received any notice of, nor are there any facts known to March Group which indicate a likelihood of, any infringement or misappropriation by, or conflict from, any third party contesting the validity of the March Group Technology or the Licensed Name has been made, is currently outstanding or, to the best knowledge of March Group, is threatened; March Group has not received any notice of any infringement, misappropriation or violation by it of any intellectual property rights of any third parties and March Group has not infringed, misappropriated or otherwise violated any such intellectual property rights; and no infringement, illicit copying, misappropriation or violation has occurred or will occur with respect to the products currently under development (in their present state of development), including the Superbike, or with respect to the conduct of the March Group's business as now conducted. The parties agree that March Group shall retain all right, title, and interest in and to the March Group Technology and all Intellectual Property therein, subject only to the license granted hereunder.

                  b. Company Technology. The parties agree that the company shall retain all right, title, and interest in an to the Specifications, the Superbike and all Intellectual Property therein, subject only to the royalty obligation.

            4.    License

                  a. License to the Company. Subject to the terms and conditions of this agreement, March Group hereby grants to the Company, and the Company hereby accepts for the term of this Agreement, an irrevocable, exclusive and worldwide license to use the Licensed Name in connection with the manufacture, marketing and sale of Licensed Products. In addition to the foregoing, March Group hereby consents to the use of, and grants to the Company a royalty-free license to use, the Licensed Name in the Company's legal name.

                  b. Sublicenses. The Company shall have the right to sublicense the license granted under Section 4(a) to its Affiliates, and the Company shall have the right to sublicense the license granted under Section 4(a) to third parties solely to the extent necessary to allow subcontractors to modify the Licensed Products or provide a component of the Superbike with the Licensed Name, to allow distributors and similar

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parties  to sell the  Licensed  Products,  and to allow  end-users  to use (on a perpetual basis) the Superbike. Except as set forth in this Section 4(b), the license granted under Section 4(a) may not be sublicensed.

                  c. Royalties.

                     i. The Company, in consideration of the grant of the license in Section 4(a), agrees to pay to March Group royalties at the rate of two and one-half percent (2.5%) of the net selling price of Superbikes sold by the Company plus one percent (1%) in the Superbike's spare parts sales. For this purpose, "net selling price" shall mean the dealer invoice price for each Superbike sold by the Company utilizing the Licensed Name, less returns, allowances and shipping charges.

                     ii. The Company, in consideration of the grant of the license in Section 4(a), agrees to pay to March Group royalties at the rate of one percent (1.0%) of the net selling price of motorcycles piston engines sold by the Company utilizing the Licensed Name. For this purpose, "net selling price" shall mean the invoice price for each engine sold by the Company, except for those engines sold as part of a Superbike for which no additional royalty shall be payable, less returns, allowances and shipping charges.

                     iii. The Company, in consideration of the grant of the license in Section 4(a), agrees to pay to March Group royalties at the rate of one percent (1.0%) of the net selling price of all merchandise sold by the Company which utilizes the Licensed Name. For this purpose, "net selling price" shall mean the sales price of any such merchandise sold by the Company utilizing the Licensed Name, less returns, allowances and shipping charges.

                     iv. All royalties calculated pursuant to Section 4(c)(i) and 4(c)(iii) shall be paid to March Group net of any tax or charge imposed by any United Kingdom government or political subdivision thereof except for income tax or tax in lieu of income tax imposed thereon and required to be withheld by the Company pursuant to valid governmental authority. With respect to any such tax properly withheld, the Company shall furnish March Group with receipts showing the withheld taxes to have been duly deposited with the taxing authority. The Company shall be solely responsible for payment of any value added tax on this Agreement or any payments made pursuant to this Agreement.

                     v. Royalties are to be paid in monthly installments (less taxes provided in Section 4(c)(iv) within thirty (30) days after the Company's receipt of final payments for any Licensed Product. Each installment will be payable in British Pounds by wire transfer to a bank account designated by March Group.

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                     vi. For as long as royalties are due under this  Agreement, the Company will keep true and accurate records adequate to permit royalties due to March Group to be computed and verified. The records will be open at all reasonable times during business hours for inspection by a duly authorized representative of March Group to the extent necessary for the determination of the accuracy of the reports made hereunder. March Group's representative will have the right to make companies of the relevant records.

                     vii. The Company acknowledges that nothing contained in this Agreement shall be interpreted so as to grant the Company the right to use the Licensed Name in connection with the development, manufacturing, marketing or sale of four wheeled vehicles.

                  d. Technical Assistance. March Group will provide knowledgeable and competent personnel as reasonable necessary (at its own expense) to complete the development of the Superbike and to ensure that the Superbike operates in accordance with the Specifications.

            5. Supply of Superbike to the Company. March Group agrees touse all commercially reasonsable efforts to identify and introduce sources of suppliers and employees required by the Company to produce and manufacture the Superbike.

            6.    Marketing Obligations

                  a. Best Efforts to Promote Marketing. At all times during the term of this Agreement, both parties will use best efforts to promote the manufacture, sale, marketing, and distribution of the Superbike.

                  b. Marketing Practices. Both parties agree to (I) conduct business in a manner that reflects favorably at all times on the good name, goodwill and reputation of the other party, (ii) not engage in deceptive, misleading or unethical practices that are or might be detrimental to the other party, (iii) not make any false or misleading representation with regard to the other party or its products, (iv) not publish or utilize or cooperate in the publication or utilization of any misleading or deceptive advertising material that relates in any way to the other party and its products, (v) not make any representation or warranty to anyone with respect to the specifications, features or capabilities of the other party's products that are inconsistent with the literature distributed by distributed by the other party, including all disclaimers contained in such literature, and (vi) not make any warranty or representation to anyone that would give the recipient any claim of action against the other party.

                  c. Establishing of March Racing, Ltd. The Company will form a company to be named March Racing, Ltd., or some other name as similar to March Racing, Ltd. as possible ("March Racing"). The parties agree to share equally the costs of formation of March Racing. Upon the formation of March Racing, the Company and


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March  Group will each own 50% of the voting  securities  of March  Racing.  The
Company and March Group will each appoint two (2) individuals to serve on the Board of Directors of March Racing. March Group will appoint Robin Herd as the Chairman of the Board of Directors of March Group if Mr. Herd shall consent to the appointment to such position.

                  d.  Sponsorship  for  the  Superbike.   March  Group  use  all
commercially reasonable efforts to organize sponsors for the Superbike and for the business and conduct of March Racing.

            7.    Additional Covenants of the Company.

                  a. Board of Directors. The Company will permit March Group to designate one member of the Company's Board of Directors at all times during the term of this Agreement. The Company will continue to use all commercially reasonable efforts to keep such individuals on the Board of Directors of the Company during the term of this Agreement.

                  b. Engine Development Agreement. The Company will use all commercially reasonable efforts to enter into an agreement with M.C.D. Limited to design and develop a working prototype of a 750 cc, four cylinder motorcycle engine (the "engine") for the Superbikes to be designed and supplied under this Agreement.

            8.    Additional Covenants of March Group.

                  a. Agreement not to Compete.

                     (i) Except as a contemplated by this Agreement, March Group agrees that during the term of this Agreement and for a period of five (5) years after the termination of this Agreement, it will not, directly or indirectly, engage in competition with the Company in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, stockholder, employee, member of any association or otherwise) in any phase of the business which the Company is conducting during the term of this Agreement.

                     (ii) The obligation of March Group under Section 8(a)(i) shall apply to any geographic area in which the Company (y) has engaged in business during the term of this agreement through production, promotional, sales or marketing activity, or otherwise, or (z) has otherwise goodwill, business reputation, or any customer relations.

                     (iii) Ownership by March Group, as a passive investment, of less than 1% of the outstanding shares of capital stock of any corporation listed on a securities exchange or publicly traded on any recognized market shall not constitute a breach of this Section 8.

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                     (iv) March  Group  further  agrees  that during the term of this Agreement it will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly , any activity that would be prohibited by the foregoing provisions of this Section 8 if such activity were carried out by March Group, either directly or indirectly. In particular, March Group agrees that it will not, directly or indirectly, induce any employee of March Group to carry out, directly or indirectly, any such activity.

                  b. Engine Development Assistance. In connection with the Company's covenant set forth above in Section 7(b), March Group hereby agrees to attend bi-weekly progress meetings with Al Melling of M.C.D. Limited, or any other engineer of M.C.D. Limited as the Company shall indicate to March Group in writing, to discuss the integration of the engine into the Specifications for the Superbike.

            9.    Confidentiality.

                  a. Obligation. Each party shall keep confidential and not disclose to any third party or use for its own benefit, except as expressly permitted herein, or for the other party to it (collectively "Confidential Information"); (i) any information provided to it by the other party marked with a proprietary, confidential or other similar notice, or orally disclosed to it by the other party and followed by a writing with thirty (30 ) days of such oral disclosure indicating said information was confidential, and (ii) even if not so marked, information that is reasonably understood by it to be confidential, including the March Group Technology, on the one hand, and the Specifications and the Company Technology, on the other hand.

                  b. Exclusions. The term "Confidential Information" shall not include information which (i) is or becomes generally known or available through no act or failure to act by the receiving party, (ii) is already known by the receiving party at the time of receipt as evidenced by its records, (iii) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on disclosure, (iv) is disclosed by written permission of the party disclosing the Confidential Information, or (v) is required to disclosed by court order or law, but in such event notice shall be provided at least ten (10) days in advance of such disclosure.

                  c. Access to Information. Each party shall limit access to Confidential Information to those of its employees or agents ( including subcontractors) who have a need for such Confidential Information, or to its sublicensees to the extent necessary to allow such sublicensee to fully use their sublicenses, and who are under a written obligation shall be at least as restrictive as those obligations specified in Section 9(a) above.

                  d. Injunction Relief. The parties acknowledge that a breach or threatened breach of this Section 9 by any of the parties may cause the nonbreaching party to suffer irreparable harm and injure such that no remedy at law will adequately compensate the other party. Thus, the nonbreaching party


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shall have the right to obtain  injunctive relief with respect to such breach or threatened breach, in addition to any other available remedy or relief.


            10.   Warranties.

                  a. Warranties by March Group. March Group warrants that, for a period of five (5) years from the date of delivery of the prototype Superbike, such prototype shall conform to the Specifications and shall be free from defects in materials and workmanship.

                  b. Warranty Pass-Through. The Company is permitted to provide to its end-users the warranty granted to it hereunder. The Company hereby agrees to indemnify and hold harmless March Group for any warranty or representation made by the Company that exceeds or that is otherwise inconsistent with such warranty.

                  c. Survival. The provisions of this Section 10 shall survive the expiration of termination of this Agreement for any reason.

            11.   Intellectual Property Indemnification.

                  March Group shall indemnify the Company for any damages finally awarded or settlement amount paid in respect of any loss, liability or expense suffered or incurred by the Company or any of its customers for any patent, copyright, trade secret or similar infringement claim brought against the Company or any of its customers in respect of the Company's use or such customer's use of the Superbike or any of the Licensed Products or the March Group Technology (but only to the extent that such infringement claim is related to the Superbike or such Licensed Products), or any material supplied by March Group to the Company pursuant to this Agreement. The Company shall notify March Group as soon as practicable of any such infringement claim brought against either the Company or any of its customers. If the Company defends such a claim, then, if requested by the Company, March Group shall provide the Company with full documentation and cooperation to assist the Company in defending such claim. If any item furnished hereunder, including without limitation the Specification or the Superbike supplied hereunder, is in March Group's opinion likely to or does become the subject of a claim for infringement of any patent, copyright or other proprietary right, March Group may, at its option and expense, procure ore the Company or any affected customer, the right to continue using the same, or modify it so that it becomes noninfringing, but without diminishing March Group's obligation hereunder.

            12.   Term, Termination, and Effect of Termination

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                  a. Term.  This Agreement  shall commence on the Effective Date and, subject to earlier termination as provided herein, shall continue until the date which is eighteen (18) months after the Effective Date.

                  b. Termination on Bankruptcy. Either party may terminate this Agreement upon written notice if a petition for relief under any bankruptcy law or legislation is filed by or against the other party, the other party makes an assignment for the benefit of creditors, or a receiver, is appointed for an or a substantial portion of any of the other party's assets, and such petition, assignment or appointment is not dismissed or vacated within thirty (30) days.

                  c. Termination for Failure to Develop Specifications. If the Company terminates this Agreement for failure by March Group to develop the Specifications or the Superbike as provided herein, this Agreement shall be terminated and all licenses granted hereunder to March Group and the Company shall be terminated.

                  d. Effect of Material Breach by March Group. If March Group materially breaches this Agreement, the Company shall have the right to terminate this Agreement, including the license rights and obligations set forth in Section 4, shall survive any such termination.

                  e. Effect of Material Breach by the Company. If the Company materially breaches this Agreement and fails to correct such default within sixty (60) days after written notice of such default is provided to the Company by March Group, March Group shall have the right, at its sole option, to terminate the Company's license under Section 4(a) or to terminate this Agreement. If March Group terminates the Company's license, all other rights and obligations of the parties under this Agreement shall survive and upon such termination, the Company shall immediately refrain from distributing the Superbike anywhere in the world using the Licensed Name.

                  f. Surviving Rights. Termination or expiration of this Agreement shall not affect any other rights of the parties which may have accrued up to the date of such termination or expiration and, in addition, (i) no party shall be relieved of any obligation for any sums due to the other party, (ii) the Company shall have the right to continued use of the Licensed Name to sell any and all Licensed Products in its inventory on the date this Agreement terminates or expires, (iii) the Company shall be entitled to take physical possession of and ownership of all Specifications and the prototype Superbike developed to date if this Agreement terminates for any reason prior to the completion of the Development Program, and (iv) no party shall be relieved of its obligations under Section 9 (Confidentiality), 10 (Warranties), 11 (Intellectual Property Indemnification), 13 (Limitation of Liability), and 14(k) (Choice of Governing Law).

            13.   Compliance With Laws.

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                  In  connection  with  and  furtherance  of its  marketing  and
manufacturing  activities  hereunder,   each  party  shall  be  responsible  for
obtaining, and shall use all reasonable commercial efforts to obtain, any and all required governmental authorizations, including without limitations any import licenses and foreign exchange permits, and, it applicable, shall be responsible for filing or registering this Agreement with the appropriate authorities.

            14.   Miscellaneous.

                  a. Relationship of Parties. The parties are not employees of legal representatives of the other party for any purpose. Neither party shall have the authority to enter into any contracts in the name of or on behalf of the other party.

                  b. Further Assurances. The parties agree that each party has the exclusive right to enjoin any infringement by a third party of any Intellectual Property of the party related to such party's technology. In the event that any unlawful copying of the Specifications or the Superbike, infringement of a party's rights in the Specifications or the Superbike, infringement or registration by a third party of the rights of March Group or the Company comes to the attention of either party , such party shall immediately inform the other in writing, stating the full facts of the infringement or registration, known to it, including the identity or registration and evidence thereof. Each of the parties agree to cooperate fully with the other party at the expense of such other party if such other party if other party sues to enjoin such infringements or to oppose or invalidate any such registration.

                  c. Trademarks. Except as otherwise permitted by this Agreement, the Company shall not(nor shall attempt to) adopt, use, or register any acronym, trademark, trade names or other marketing name of Mach Group or any confusingly similar work or symbol as part of the Company's own name or the name of any of its Affiliates or the names of the products it markets. The Company acknowledges the validity of the trademarks and March Group's ownership thereof. All such trademarks and any additional marks of which March Group may in the future be the proprietor will bear the designation TM or the designation (R) as specified by March Group.

                  d. Nonassignability; Binding on Successors. Either party may assign or otherwise transfer this Agreement to an Affiliate or in Connection with a sale of all or substantially all of its assets, or of its business, whether via merger or otherwise. Except as permitted in the preceding sentence, neither party shall assign any of its right or obligations under this Agreement without the express written consent of the other party, which consent shall not unreasonably be withheld. Any attempted assignment under this Agreement without such consent shall be void. In the case of any permitted assignment or transfer of or under this Agreement without such consent shall be void. In the case of any permitted assignment or transfer of or under this Agreement, this Agreement or the


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relevant provisions shall be binding upon the executors, heirs, representatives, administrators and assigns of the parties hereto.

                  e. Severability. In the event any provision of the this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect.

                  f. Force Majeure. Neither party shall be liable to the other for its failure to perform any of its obligations under this Agreement, except for payment obligations, during any period in which such performance is delayed because rendered impracticable or impossible due to circumstances beyond its reasonable control, including without limitation earthquakes, governmental regulation, fire, flood, labor difficulties, civil disorder, and acts of God, provided that the party experiencing the delay promptly notifies the other party of the delay.

                  g. Waiver. Any waiver (express or implied) by either party of any breach of this Agreement shall be in writing and shall not constitute a waiver of any other subsequent breach.

                  h. Entire Agreement; Amendment. This Agreement and the exhibits attached hereto constitute the entire, final, complete, and exclusive agreement between the parties and supersede an previous agreements or representations, written or oral, with respect to the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly representative of each party.

                  i.   Counterparts.   This   Agreement   may  be   executed  in
counterparts with the same force and effects as if the signatories had executed the same instrument.

                  j. Notice. All notices, communications, requests, demands, consents and the like required or permitted under this Agreement will be in writing and will be deemed given and received (i) when delivered personally,
(ii) when sent by confirmed telecopy, (iii) ten(10) days after having been duly mailed by first class, registered or certified mail, postage prepaid, or (iv) three (3) business days after deposit with a commercial overnight carrier, with written verification of receipt. All notices will be addressed as follows:

            If to March Group:

            Attention:  Leslie McTaggart
            Telephone:  01280-700611
            Telecopy:    01280-700699

            With a copy to:
            Attention:  Richard Ling
            Telephone:  0171-628-5326
            Telecopy:    0171-628-5326

            If to the Company:

            Attention:
            Telephone:
            Telecopy:

            With a copy to:
            Dorsey & Whitney P.L.L.P.
            Pillsbury Center South
            220 S. Sixth Street
            Minneapolis, Minnesota 55402
            USA
            Attention:  Thomas S. Hay, Esq.
            Telephone:  (612) 340-2600
            Telecopy:    (612) 340-2868

or to such other address as the person to whom notice is to be given may have furnished to the other in writing in accordance herewith, except that notices of change of address will be effective only upon receipt. A notice given by any means other than as specified herein will be deemed duly given when actually received by the addressee.

                  k. Choice of Governing Law, Arbitration. This Agreement is made in accordance with and shall be governed and construed under the laws of the United Kingdom, as applied to agreements executed and performed entirely in the United Kingdom. The official text of this Agreement and any Exhibit or any notice given or accounts or statements required by this Agreement shall be in English. In the event of any dispute concerning the construction or meaning of this Agreement, reference shall be made only to this Agreement as written in English and not to any other translation into any other language. Any dispute or difference arising between the parties hereto will be referred binding arbitration to be conducted in London, England in accordance with the International Chamber of Commerce. The award of the arbitrator(s) shall be enforceable in any court having jurisdiction over the party (or over the property of the party) against whom enforcement is sought.

                  l. Rights and Remedies Cumulative. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any other rights and remedies provided by law or otherwise.

                  m. Captions and Section References. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section or in any way affect such section.

                  n. Authority to Enter and Execute Agreement; Prior Grants. Each party represents and warrants to the other that it has the right, full power and lawful authority to enter into this Agreement for the purpose herein (including the granting of licenses under this Agreement) and to carry out its obligations hereunder. Each party further warrants to the other that it has no other outstanding agreements or obligations inconsistent with the terms and provisions hereof and that it has not made any prior grants of rights in or to the March Group Technology, the Specifications and the Superbike, on the other hand, to any third party which are inconsistent or would interfere in the performance of this agreement.

                  o. Publicity. All notices to third parties and an other publicity concerning this Agreement or its subject matter shall be jointly planned and coordinated between the parties. Neither party shall act unilaterally in this regard without the prior written approval of the other party, which approval shall not be unreasonably withheld, and which shall be deemed to be given when disclosure is specifically required by law. All related communications within each party's organization shall be of a confidential nature.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          MARCH GROUP PLC

                                          By /s/ Richard Ling
                                             _________________________
                                            Its Chairman
                                                ______________________


                                          MARCH MOTORS LIMITED


                                          By /s/ Joseph Novogratz
                                             __________________________
                                            Its Managing Director
                                                _______________________

                                                                       Exhibit A
                               DEVELOPMENT PROGRAM

Time Period               Work Objectives

December 1995             Begin on conceptual design; conduct stress analysis of
-January 1996             frame and swinging arm assemblies; produce overall
                          design schemes;  discussions with engine  manufacturer
                          regarding  power  deliver,   torque   application  and
                          delivery; conduct analysis of braking and cornering forces, damper performance, lift and drag.

February 1996             Produce detail design of complete motorcycle including
                          theoretical  weight  calculations;   discussions  with
                          suppliers of brakes, wheels, instrumentation lights, hydraulics with engine manufacturer on design program of engine for motorcycle.

March 1996                Production  of patterns and tooling for carbon  fibre,
                          composite component parts; continuation of detail design of complete motorcycle.

April -May 1996           Manufacture   of  set  of  carbon  fibre   components;
                          procurement  of   "bought-out"   component  parts  for
                          prototype assembly; compilation of weight register for all parts.

June-July 1996            Assembly  of  motorcycle;   installation   of  engine;
                          initial shake down tests; construction of second prototype if required; construction of essential spare parts.

August -September 1996    Prototype     completion;     testing,     correction,
                          pre-production complete.

                               Amendment Agreement

            This amendment Agreement (the "Amendment Agreement"), dated as of __________, 1996 is entered into by and between March Group PLC, a corporation formed under the laws of the United Kingdom("March Group"), and March Motors Limited, a corporation formed under the laws of the United Kingdom (the "Company").

            WHEREAS, the Company and March Group entered into that certain Development Agreement dated as of January 1, 1996 (the "Agreement");

            WHEREAS, the Agreement originally contemplated that the Company would pay March Group the sum of Five Hundred Thousand Pounds (500,000) in consideration of March Group's continuing compliance with the Development Program (as defined in the Agreement) and that such amount would be payable in ten (10) equal installments of Fifty Thousand Pounds (50,000) each, with the first such installments being due and payable on the first day of each succeeding months and

            WHEREAS, the Company and March Group now desire to amend the Agreement so that the installments due and owing to March Group under the terms of the Agreement will be as set forth below.

            NOW, THEREFORE, in consideration of the continued performance by the Company and March Group of their respective promises and obligations under the Agreement and all documents of agreements executed and delivered pursuant to hereto and thereto, and for other good and valuable considerations, the receipt and adequacy of which is hereby acknowledged, the Company and March Group hereby agrees as follows:

            1. Amendment to the Agreement. The Agreement is hereby amended as follows:

            Section 2 shall be amended to read in its entirety as follows:

            2. Development Agreement:

               March Group agrees to use all commercial reasonable efforts to complete the Development Program within ten (10) months of the Effective Date. The parties agree that the estimated cost of designing the Superbike is approximately Three Hundred Thousand Pounds (300,000) and the estimated cost of production of a working prototype of the Superbike is approximately Two Hundred Thousand Pounds(200,000). The Company hereby agrees to pay March Group the sum of Five Hundred Thousand Pounds (500,000) in consideration of March Group's continuing compliance with the Development Program. Such amount will be payable in ten(10) installments as set forth below:


            January 1996                        25,000
            February 1996                       25,000
            March 1996                          30,000
            April 1996                          40,000
            May 1996                            40,000
            June 1996                           60,000
            July 1996                           60,000
            August 1996                         70,000
            September 1996                      80,000
            October 1996                        70,000

            Each installment shall be due and payable on the first day of each month, such installment payments shall be contingent upon and subject to March Group's continued compliance with the Development Program. Upon each installment payment made by the Company pursuant to this Section 2, the Company shall obtain and retain all right, title and interest in and to the Specifications, the Superbike and all Intellectual Property therein. Except as otherwise provided for in this Agreement, March Group shall be responsible for all costs and expenses incurred in carrying out the Development Program. March Group agrees to consult with the Company on a regular basis regarding the progress of the Development Program, and will give the Company the opportunity to review and approve the functional specifications prior to commencing the engineering design phase of the Development Program. In connection with the development Program, march Group agrees to assist in creating an operating manual for the Superbike which the Company will distribute to purchasers and end-users of the Superbike. If March Group fails to develop the Superbike within ten (10) months of the Effective Date, the Company shall have the right to terminate this Agreement pursuant to Section 12 hereunder."

               2. No Other Amendments: No Waivers. Except as specifically amended herein, all of the terms, covenants and conditions of the Agreement, as amended hereby, remain in full force and effect.

               3. Recitals. The above recitals are true and correct as of the date hereof and constitute a part of this Amendment Agreement.

               4. Choice of Governing Law. This Amendment Agreement is mad in accordance with and shall be governed and construed under the laws of the United

Kingdom, as applied to agreements executed and performed entirely in the United Kingdom. The official text of this Amendment Agreement and any Exhibit or any notice given or accounts or statements by this Amendment Agreement shall be in English.

               5. Counterparts. This Amendment Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to an original, and all of which counterparts of this Amendment Agreement when taken together, shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement as of the day and year first above written.

                                     MARCH GROUP PLC

                                     By _________________________
                                        Its ____________________


                                     MARCH MOTORS LIMITED

                                     By __________________________
                                        Its ____________________

                                    ADDENDUM
                     TO DEVELOPMENT AND MARKETING AGREEMENT


               THIS ADDENDUM TO DEVELOPMENT AND MARKETING AGREEMENT ("Addendum") is made as of this 27th day of January, 1997 by and between March Group PLC, a corporation formed under the laws of the United Kingdom ("March Group"), and March Motors Limited, a corporation formed under the laws of the United Kingdom (the "Company").

               WHEREAS, March Group and the Company entered into that certain Development and Marketing agreement dated as of December 15, 1996, as amended on February 27, 1996 (the "Agreement").

               WHEREAS, pursuant to the Agreement, the parties thereto agreed to work together to design and develop a high performance chassis (and related components) for use in the Company's Superbike.

               WHEREAS, the parties to the Agreement have decided to amend the Agreement to extend the term thereof.

               NOW, THEREFORE, in consideration of the premises, the mutual promises contained in the Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

               Section 12(a) of the Agreement shall be amended in its entirety to read as follows:

               "a. Term. This Agreement shall commence on the Effective Date and, subject to earlier termination as provided herein, shall continue thereafter in perpetuity; provided, however, that, after the third anniversary of the Effective Date, if the Company (including any affiliates thereof) ceases to manufacture or market motorcycles, spare motorcycle parts and related merchandise, this Agreement may be terminated by either party upon the expiration of 90-day written notice to the other party of the first party's intention to terminate this Agreement."

               This Addendum may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

               IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the day and year first above written.


                                         MARCH GROUP PLC

                                         By /s/ Richard Ling
                                            _____________________
                                            Its Chairman


                                         MARCH MOTORS LIMITED

                                         By /s/ Joseph Novogratz
                                            ______________________
                                            Its President